UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2025

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	MIDD	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 24, 2025, The Middleby Corporation (the “Company”) entered into a Cooperation Agreement (the “Cooperation Agreement”) with Garden Investment Management, L.P. (“GI”).

Pursuant to the Cooperation Agreement, the Board of Directors of the Company (the “Board”) agreed to appoint Ed Garden as a member of the Board, with an initial term expiring at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and agreed to nominate Mr. Garden to stand for nomination at the 2025 Annual Meeting.

Under the terms of the Cooperation Agreement: (i) GI will abide by customary standstill restrictions (subject to certain exceptions relating to private communications to the Company, among others) until the expiration of the Standstill Period (as defined in the Cooperation Agreement); (ii) GI agreed to certain voting commitments with respect to the 2025 Annual Meeting; and (iii) the Company and GI agreed to a customary mutual non-disparagement provision.

The Cooperation Agreement further provides that, if Mr. Garden is unable to serve due to death, disability, or incapacity before the 2025 Annual Meeting, the Company and GI will cooperate to identify and mutually agree to a replacement director for Mr. Garden, subject to GI maintaining a “net long position” (as defined in the Cooperation Agreement) at or above 2.45% of the outstanding shares of the Company’s Common Stock.

The Cooperation Agreement will terminate on the earlier of Mr. Garden ceasing to serve on the Board or 45 days prior to the advance notice deadline for the Company’s 2026 Annual Meeting of Stockholders.

The foregoing description of the Cooperation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Cooperation Agreement, a copy of which is filed hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

The information set forth in Item 1.01 is incorporated herein by reference.

On February 24, 2025, the Board increased the size of the Board from nine (9) to eleven (11) directors and appointed Julie Bowerman and Mr. Garden as directors of the Company to fill the vacancies so created. In connection with their respective appointments to the Board, Ms. Bowerman has been appointed to serve as a member of the Nominating and Corporate Governance Committee of the Board and Mr. Garden has been appointed to serve as a member of the Compensation Committee of the Board.

Each of Ms. Bowerman and Mr. Garden will participate in the compensation arrangements for nonemployee members of the Board described in the Definitive Proxy Statement of the Company filed with the Securities and Exchange Commission on March 29, 2024, which currently consists of an annual cash retainer and an annual grant of restricted stock units.

There are no arrangements or understandings between Ms. Bowerman and any other person pursuant to which Ms. Bowerman was selected as a director and Ms. Bowerman is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K. Other than the Cooperation Agreement, there are no further arrangements or understandings between Mr. Garden and any other person pursuant to which Mr. Garden was selected as a director. Mr. Garden is not a participant in any related party transactions required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Additionally, on February 24, 2025, John R. Miller III notified the Board of his intent to retire from the Board, effective upon the completion of the 2025 Annual Meeting.

Item 7.01	Regulation FD Disclosure.

On February 25, 2025, the Company issued a press release regarding the appointment of Ms. Bowerman and Mr. Garden, the execution of the Cooperation Agreement and the retirement of Mr. Miller. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Also on February 25, 2025, the Company issued (i) a press release announcing that the Company intends to separate its food processing business into a standalone public company (the “Spin-off”) and (ii) a presentation regarding the proposed Spin-off. Copies of the press release and presentation are furnished as Exhibit 99.2 and Exhibit 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The information set forth in this Item 7.01, including Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3, is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information set forth in this Item 7.01, including Exhibit 99.2 and Exhibit 99.3, shall not be deemed incorporated by reference into any filing under the Exchange Act or the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

 (d) Exhibits

Exhibit No.	Description

10.1	Cooperation Agreement, dated February 24, 2025, by and among Garden Investment Management, L.P. and The Middleby Corporation.

99.1	Press Release, dated February 25, 2025, issued by The Middleby Corporation.

99.2	Press Release, dated February 25, 2025, issued by The Middleby Corporation.

99.3	Presentation, dated February 25, 2025, issued by The Middleby Corporation.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Date: February 25, 2025	By:	/s/ Bryan E. Mittelman
Bryan E. Mittelman
Chief Financial Officer